UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2012

YCC HOLDINGS LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-141699-05	20-8284193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 Yankee Candle Way, South Deerfield, MA 01373

(Address of Principal Executive Offices) (Zip Code)

(413) 665-8306

(Registrant’s Telephone Number, Including Area Code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

As previously announced, The Yankee Candle Company, Inc. (“Yankee Candle”) has entered discussions with its senior lenders regarding a refinancing of its existing senior credit facility with a new senior secured term loan facility and a new senior secured asset-based revolving credit facility.  On March 14, 2012, Yankee Candle also announced that it is seeking to increase the size of its new term loan, a portion of the proceeds of which would be used to redeem $315 million in aggregate principal amount of Yankee Candle’s 8 1/2% Senior Notes due 2015 (the “Senior Notes”).  As previously announced, Yankee Candle issued a redemption notice on March 2, 2012 to redeem $180 million in aggregate principal amount of the Senior Notes.  Yankee Candle also issued a redemption notice on March 14, 2012 with respect to $135 million in aggregate principal amount of the Senior Notes.  Consummation of both redemptions is conditional upon receipt of sufficient net proceeds from this refinancing.  A copy of Yankee Candle’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information set forth under this Item 7.01 and in Exhibit 99.1 is intended to be furnished pursuant to Item 7.01. Such information, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. The furnishing of this information pursuant to this Item 7.01 shall not be deemed an admission as to the materiality of such information.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YCC HOLDINGS LLC

Dated: March 16, 2012

	By:	/s/ James A. Perley
James A. Perley
Vice President, Assistant Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 14, 2012